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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement (No. 333-134944 and No. 333-129777) on Form S-8, as amended, and (No. 333-131935 and No. 333-131512) on Form S-3, of InfoSonics Corporation and subsidiaries of our report dated March 31, 2009 relating to our audit of the consolidated financial statements and the financial statement schedule, which appears in this Annual Report on Form 10-K of InfoSonics Corporation and subsidiaries for the year ended December 31, 2008.

/s/ SingerLewak LLP SINGERLEWAK LLP

Irvine, California
March 31, 2009

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm